Exhibit 3.1

CERTIFICATE OF INCORPORATION

OF

MILLFELD TRADING CO. INC.

A CLOSE CORPORATION

FIRST. The name of the corporation is Millfeld Trading Co. Inc.

SECOND. The address of its registered office in the State of Delaware is No. 100 West Tenth Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

THIRD. The nature of the business or purposes to be conducted or promoted is to act as agent or broker, on commission or otherwise for individuals, partnerships, corporations, foreign or domestic and to aid and assist, promote, and conserve the interests of, and afford facilities for the convenient transaction of business by its principals in all parts of the world with respect to the importing into the United States of America men’s, women’s and children’s shoes; to borrow or raise moneys for the aforementioned purposes of the corporation and, from time to time, without limit as to amount, to draw, make, accept, endorse, execute and issue promissory notes, drafts, bills of exchange, warrants, bonds, debentures and other negotiable or non-negotiable instruments and evidences of indebtedness, and to secure the payment of any thereof and of the interest thereon by mortgage upon or pledge, conveyance or assignment in trust of the whole or any part of the property of the corporation, whether at the time owned or thereafter acquired, and to sell, pledge or otherwise dispose of such bonds or other obligations of the corporation for its corporate services as are necessary in the furtherance of the aforementioned purposes of the corporation; and, in general, to possess and exercise all of the powers and privileges granted by the General Corporation Law of Delaware or by an other law of Delaware or by this Certificate of Incorporation together with any lowers incidental thereto, so far as such powers and privileges are necessary or convenient to the conduct, promotion or attainment of the aforementioned purposes of the corporation.

FOURTH. The total number of shares which the corporation is authorized to issue is one hundred (100) shares of common stock having a par value of one hundred ($100) dollars per share. Ninety (90) shares shall be classified as Class A voting common stock with a par value of one hundred ($100) dollars per share and ten (10) shares shall be classified as Class B non-voting common stock with a par value of one hundred ($100) dollars per share.

The designations and the powers, preferences and rights, and the qualifications, limitations or restrictions thereof are as follows:

The holders of Class A and Class B shares (regardless of the class of the share) shall participate equally to the same amount per share in all dividends and any distribution of assets upon the liquidation, dissolution or winding up of the corporation or otherwise.

The holders of Class A shares shall exclusively possess all the voting power of the corporation for the election of directors and for all other purposes, and the holders of Class B shares shall have no voting power and no holder thereof shall be entitled to receive notice of any meeting of shareholders.

Notwithstanding any other of the articles of this Certificate of Incorporation or the General Corporation Law of the State of Delaware, no amendment to the Certificate of Incorporation of this corporation or other shareholder action affecting a sub-division or consolidation of an outstanding class of common shares may be made unless at the same time a similar subdivision or consolidation of the outstanding shares of the other class is also made, and the directors shall not declare or pay any dividends payable in Class B shares to holders of Class B shares nor in Class A shares to the holders of Class A shares unless at the same time a similar dividend be declared and paid to the holders of shares of all other classes. Share dividends shall not be declared in shares of the class to holders of another class.

All of the issued and outstanding stock of all classes shall be held of record by not more than twenty (20) persons, as defined in Section 342 of the General Corporation Law; the corporation shall make no offering of any of its stock of any class which would constitute a “public offering” within the meaning of the United States Securities Act of 1933, as it may be amended from time to time; and the consent of the directors of the corporation shall be required to approve the issuance or transfer of any shares as being in compliance with the foregoing restrictions.

No natural person who is a holder of shares of Class A voting common stock shall sell, assign or otherwise dispose of any such share or shares of stock of this corporation to any person, firm, corporation or association, nor shall the executor, administrator, trustee, assignee or other legal representative of such deceased stockholder sell, assign, transfer or otherwise dispose of any such share or shares of the stock of this corporation to any person, firm, corporation or association, nor to any next of kin or legatee or legatees of a deceased stockholder, without first offering the said share or shares of  stock for sale to any  other natural persons who are holders of Class A voting common stock of the corporation at a price representing the true book value thereof at the time of said offer and said stockholders shall have the right to purchase the same by payment of such purchase price at any time within thirty (30) days after receipt of written notice of said offer. In the event that said stockholders accept the offer to sell such share or shares within thirty (30) days after the receipt of written notice of said offer, the share or shares shall next be offered for sale to any other holders of Class A voting common stock of the corporation, at a price representing the true book value thereof at the time of said offer and such other stockholders shall have the right to purchase the same by payment of such purchase price at any time within thirty (30) days after the receipt of written notice of said offer.  In the event that said stockholders do not accept the offer to sell such share or shares within thirty (30) days after receipt of written notice of said offer, the share or shares shall next be offered for sale to the corporation at a price representing true book value thereof at the time of said offer and the corporation shall have the right to purchase the same by payment of such purchase price at any time within thirty (30) days after the receipt of written notice of said offer.

No holder of shares of Class A voting common stock which is a firm, corporation or association shall sell, assign or otherwise dispose of any such share or shares of stock of this corporation to any person, firm, corporation or association, nor shall the executor, administrator, trustee, assignee or other legal representative of such deceased stockholder sell, assign, transfer or otherwise dispose of any such share or shares of the stock of this corporation to any person, firm, corporation or association, nor to any next of kin or legatee or legatees of a deceased stockholder, without first offering the said share or shares of stock for sale to all other holders of Class A voting common stock at a price representing the true book value thereof at the time of said offer and said shareholders shall have the right to purchase the same by the payment of such purchase price at any time within thirty (30) days after receipt of written notice of said offer. In the event that said shareholders do not accept the offer to sell such share or shares within thirty (30) days after receipt of the written notice of said offer, the share or shares shall next be offered for sale to the corporation at a price representing the true book value thereof at the time of said offer and the corporation shall have the right to purchase the same by payment of such purchase price at any time within thirty (30) days after the receipt of written notice of said offer.

No holder of shares of Class B non-voting common stock shall sell, assign or otherwise dispose of any such share or shares of stock of this corporation of either class to any person, firm, corporation or association, nor shall the executor, administrator, trustee, assignee or other legal representative of such deceased stockholder sell, assign, transfer or otherwise dispose of any share or shares of the stock of this corporation to any person, firm, corporation or association, nor to any next of kin or legatee or legatees of a deceased stockholder, without first offering the said share or shares of stock for sale to the corporation at a price representing the true book value thereof at the time of said offer and the corporation shall have the right to purchase the same by the payment of such purchase price at any time within thirty (30)  days after receipt of written notice of said offer. In the event that the corporation does not accept the offer to sell such share or shares within thirty (30) days after receipt of the written notice of said offer, the share or shares shall next be offered for sale to the other stockholder or stockholders of said corporation at a price representing the true book value thereof at the time of said offer and such other stockholder or stockholders shall have the right to purchase the same by payment of such purchase price at any time within thirty (30) days after the receipt of written notice of said offer.

Compliance with the foregoing terms and conditions in regard to the sale, assignment, transfer or other disposition of the shares of stock of this corporation shall be a condition precedent to the transfer of such shares of stock on the books of this corporation.

The holders of Class A shares and Class B shares shall, upon the issue or sale of Class A shares or Class B shares of stock, respectively, (whether now or hereafter authorized) or any securities convertible into such stock, have the right, during such period of time and on such conditions as the Board of Directors shall prescribe, to subscribe to and purchase such shares, or securities in proportion to their respective holdings of Class A shares or Class B shares, respectively, at such price or prices as the Board of Directors may from time to time fix and as may be permitted by law.

FIFTH. The name and mailing address of each incorporator is as follows:

M. A. Ferrucci	100 West Tenth Street Wilmington, Delaware 19801
R. F. Andrews	100 West Tenth Street Wilmington, Delaware 19801
W. J. Reif	100 West Tenth Street Wilmington, Delaware 19801

SIXTH. The name and mailing address of each person, who is to serve as a director until the first annual meeting of the stockholders or until a successor is elected and qualified, is as follows:

Name	Mailing Address

Gerald F. Mills	108 Oak Hill Drive Sharon, Massachusetts 02067

Marlene Mills	108 Oak Hill Drive Sharon, Massachusetts 02067

Fred Kushmer	241 Main Street Hackensack, New Jersey 07602

SEVENTH. The business and affairs of the corporation shall be managed by the Board of Directors subject to any written agreements restricting the discretion of the directors pursuant to Subchapter XIV, Section 341 et seq. of the General Corporation Law of the State of Delaware entered into among a majority of the shareholders.

EIGHTH. Meeting of stockholders may be held within or without the State of Delaware, as the By-Laws may provide. The books of the corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the By-Laws of the corporation. Elections of directors need not be by written ballot unless the By-Laws of the corporation shall so provide.

NINTH. The corporation reserves the right to amend, alter, change or repeal any provisions contained in this Certificate of in corporation, in the matter now or hereafter prescribed by statutes, and all rights conferred upon stockholders herein are granted subject to this reservation.

We, the undersigned, being each of the incorporators herein before named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, do make this Certificate, hereby declaring a certifying that this is our act and deed and the facts herein stated are true and accordingly has hereunto set our hands his 26th day of December      , 1978.

/s/ M. A. Ferrucci
M. A. Ferrucci

/s/ R. F. Andrews
R. F. Andrews

/s/ W. J. Reif
W. J. Reif

CERTIFICATE OF AMENDMENT
OF THE
CERTIFICATE OF INCORPORATION
OF
MILLFELD TRADING CO. INC.

Under section 242 of the Delaware General Corporation Law

MILLFELD TRADING CO. INC., a corporation organized and existing under and by virtue of the General Corporation Law of the state of Delaware (the “corporation”) DOES HEREBY CERTIFY:

1.	The name of the Corporation is Millfeld Trading Co. Inc.
2.	The Corporation’s Certificate of Incorporation was filed by the Department of State on December 26, 1978.
3.

The purpose of this Amendment is among other things, (i) to increase the authorized capital stock of the Corporation to 10,000,000 shares of common stock and 5,000,000 shares of preferred stock; (ii) to reduce the par value of the common stock to $.001 per share; (iii) to eliminate the liability of directors to the Corporation and its stockholders to the fullest extent permitted by the General Corporation Law of Delaware; and (iv) to indemnify any and all persons whom the Corporation shall have power to indemnify to the fullest extent permitted by the General Corporation Law of Delaware.

4.

On August l, 1989, the Board of Directors of the corporation adopted the following resolutions by written consent, proposing and declaring advisable the following amendments to the Certificate of Incorporation of the Corporation:

RESOLVED, that Article Third of the Certificate of Incorporation be deleted in its entirety and the following substituted therefor:

THIRD: The nature of the business, and the objects and purposes proposed to be transacted, promoted and carried on, are to do any and all things therein mentioned, as fully and to the same extent as natural persons might or could do, and in any part of the world, viz:

To do any lawful act or thing for which corporations may be organized under the General Corporation law of the State of Delaware.

RESOLVED, that Article Fourth of the Certificate of Incorporation be deleted in its entirety and the following substituted therefor:

FOURTH: The total number of shares of stock which the Corporation shall have authority to issue is Fifteen Million (15,000,000) consisting of:

(a) Ten Million (10,000,000) shares of common stock, $.001 par value (“common Stock”); and

(b) Five Million (5,000,000) shares of Preferred Stock, $.01 par value (“Preferred Stock”) having the following voting powers, restrictions, preferences and qualifications:

A.	Preferred Stock

Shares of Preferred Stock may be issued from time to time in one or more series, as may from time to time be determined by the Board of Directors, each of said series to be distinctly designated. All shares of any one series of Preferred Stock shall be alike in every particular, except that there may be different dates from which dividends, if any, thereon shall be cumulative, if made cumulative. The voting powers and the preferences and relative, participating, optional and other special rights or each such series, and the qualifications, limitations or restrictions thereof, if any, may differ from those of any and all other series at any time outstanding; and the Board of Directors of the Corporation is hereby expressly granted authority to fix by resolution or resolutions adopted prior to the issuance of any shares of a particular series of Preferred Stock, the voting powers and the designations, preferences and relative, optional and other special rights, and the qualifications, limitations and restrictions of such series, including but without limiting the generality of the foregoing, the following:

(a) The distinctive designation of, and the number of shares of Preferred Stock which shall constitute each series, which number may be increased (except where otherwise provided by the Board of Directors) or decreased (but not below the number of shares thereof then outstanding) from time to time by like action of the Board of Directors;

(b) The rate and times at which, and the terms and conditions on which, dividends, if any, on Preferred stock of such series shall be paid, the extent of the preference or relation, if any, of such dividends to the dividends payable on any other class or classes or series of stock and whether such dividends shall be cumulative or non-cumulative.

(c) the right, if any, of the holders of Preferred Stock of such series to convert the same into, or exchange the same for, shares of any other class or classes or of any series of the same or any other class or classes of stock of the Corporation and the terms and conditions of such conversion or exchange.

(d) Whether or not Preferred Stock of such series shall be subject to redemption, and the redemption price or prices and the time or times at which, and the terms and conditions on which, Preferred Stock of such series may be redeemed.

(e) The rights, if any, of the holders of Preferred Stock of such series upon the voluntary or involuntary liquidation, merger, consolidation, distribution or sale of assets, dissolution or windingup of the corporation,

(f) The terms of the sinking fund or redemption or purchase account, if any, to be provided for the Preferred Stock of such series; and

(g) The voting powers, if any, of the holders of such series of Preferred Stock which may, without limiting the generality of the foregoing, include the right, voting as a series by itself or together with other series of Preferred Stock or all series of Preferred Stock as a class, to elect one or more directors of the Corporation if there shall have been a default in the payment of dividends on any one or more series of Preferred Stock or under such other circumstances as the Board of Directors may determine.

B.	Common stock

l. After the requirements with respect to preferential dividends on the Preferred stock (fixed in accordance with the provisions of paragraph A of this Article Fourth), if any, shall have been met and after the Corporation shall have complied with all the requirement, if any, with respect to the setting aside of sums as sinking funds or redemption or purchase accounts (fixed in accordance with the provisions of paragraph A of this Article Fourth), and subject further to any other conditions which may be fixed in accordance with the provisions of Paragraph A of this Article Fourth, then and not otherwise the holders of Common Stock shall be entitled to receive such dividends as may be declared from time to time by the Board of Directors.

2. After distribution in full of the preferential amount, if any (fixed in accordance with the provisions of Paragraph A of this Article Fourth), to be distributed to the holders of Preferred Stock in the event of voluntary or involuntary liquidation, distribution or sale of assets, dissolution or winding-up, of the Corporation, the holders of the Common Stock shall be entitled to receive all the remaining assets of the Corporation, tangible and intangible, of whatever kind available for distribution to stockholders ratably in proportion to the number of shares of Common Stock held by them respectively.

3. Except as may otherwise be required by law or by the provisions of such resolution or resolutions as may be adopted by the Board of Directors pursuant to paragraph A of this Article Fourth, each holder of Common Stock shall have one vote in respect of each share of Common Stock held by him on all matters voted upon by stockholders.

C.	Other Provisions

1. The relative powers, preferences and rights of each series  of  Preferred Stock in relation to the powers, preferences and rights of each other series of Preferred Stock shall, in each case, be as fixed from time to time by the Board of Directors in the resolution of resolutions adopted pursuant to authority granted in paragraph A of this Article Fourth and the consent, by class or series vote or otherwise, of the holders of such of the series of Preferred Stock as are from time to time outstanding shall not be required for the issuance by the Board of Directors of any other series of Preferred Stock whether or not the powers, preferences and rights of such other series shall be fixed by the Board of Directors as senior to, or on a parity with, the powers, preferences and rights of such outstanding series, or any of them; provided, however, that the Board of Directors may provide in the resolution or resolutions adopted pursuant to paragraph A of this Article Fourth as to any series of Preferred Stock that the consent of the holders of a majority (or such greater proportion as shall be therein fixed) of the outstanding shares of such series voting thereon shall be required for the issuance of any or all other series of Preferred Stock.

2. Subject to the provisions of subparagraph 1 of this paragraph C, shares of any series of Preferred Stock may be issued from time to time as the Board of Directors of the Corporation shall determine and on such terms and for such consideration as shall be fixed by the Board of Directors.

3. Shares of Common Stock may be issued from time to time as the Board of Directors of the Corporation shall determine and on such terms and for such consideration as shall be fixed by the Board of Directors.

4. The authorized amount of shares of Common Stock may, without a vote, be increased or decreased from time to time by the affirmative vote of the holders of a majority of the stock of the Corporation entitled to vote thereon.

RESOLVED, that Article Fifth of the Certificate of Incorporation be deleted in its entirety and the following substituted therefor:

“FIFTH: The management of the business and the conduct of the affairs of the Corporation shall be vested in its Board of Directors. The number of directors which shall constitute the whole Board of Directors shall be fixed by, or in the manner provided in, the By Laws. The phrase “whole Board” and the phrase “total number of directors” shall be deemed to have the same meaning, to wit, the total number of directors which the Corporation would have if there were no vacancies• No election of directors need be by written ballot.

After the original or other By-laws of the corporation have been adopted, amended, or repealed, as the case may be, in accordance with the provisions of Section 109 of the General Corporation Law of the State of Delaware, and, after the Corporation has received any payment for any of its stock, the power to adopt, amend, or repeal the By-Laws of the Corporation may be exercised by the Board of Directors of the Corporation, provided, however, that any provision for the classification of directors of the corporation for staggered terms pursuant to the provisions of subsection (d) of Section 141 of the General corporation Law of the state of Delaware shall be set forth in an initial By-Law or in a By-Law adopted by the stockholders entitled to vote  of the Corporation unless provisions for such classification shall be set forth in this Certificate of Incorporation.

Whenever the Corporation shall be authorized to issue only one class of stock, each outstanding share shall entitle the holder thereof to notice of, and the right to vote at, any meeting of stockholders. Whenever the Corporation shall be authorized to issue more than one class of stock, no outstanding share of any class of stock which is denied voting power under the provisions of the Certificate of Incorporation shall entitle the holder thereof to the right to vote at any meeting of stockholders except as the provisions of paragraph (2) of subsection (b) of Section 242 the General Corporation Law of the State of Delaware shall otherwise require; provided, that no share of any such class which is otherwise denied voting power shall entitle the holder thereof to vote upon the increase or decrease in the number of authorized shares of said class,

The directors shall have power to make and to alter or amend the ByLaws; to fix the amount to be reserved as working capital, and to authorize and cause to be executed, mortgages and liens without limit as to the amount, upon the property and franchises of the Corporation.

With the consent in writing, and pursuant to a vote of the holders of a majority of the capital stock issued and outstanding, the Directors shall have authority to dispose, in any manner, of the whole property of the Corporation.

The By-Laws shall determine whether and to what extent the accounts and books of this Corporation, or any of them, shall be open to the inspection of the stockholders; and no stockholder shall have any right of inspecting any account, or book, or document of the Corporation, except as conferred by Law or the By-Laws, or by resolution of the stockholders.

The stockholders and directors shall have power to hold their meetings and keep the books, documents and papers of the Corporation outside the State of Delaware, at such places as may be from time to time designated by the By-Laws or by resolution of the stockholders or directors, except as otherwise required by the laws of Delaware.

It is the intention that the objects, purposes and powers specified in Article Fifth hereof shall, except where otherwise specified in Article Fifth, be in nowise limited or restricted by reference to or inference from the terms of any other article, clause or paragraph in this Certificate of Incorporation, but that the objects, purposes and powers specified in Article Fifth and in each of the article, clauses or paragraphs of this charter shall be regarded as independent objects, purposes and powers.”

RESOLVED, that Article Sixth of the certificate of Incorporation be deleted in its entirety and the following substitute therefor:

“SIXTH: The Corporation is to have perpetual existence.”

RESOLVED, that Article Seventh of the Certificate of Incorporation be deleted in its entirety and the following substituted therefor,

“SEVENTH: Whenever a compromise or arrangement is proposed between the Corporation and its creditors or any class of them and/or between the Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of the Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for the Corporation under Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for the Corporation under Section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three fourths in value of the creditors or class of creditors, and/or of the stockholders or Class of stockholders of the Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of the Corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders of the Corporation, as the case may be, and also on the Corporation.”

RESOLVED, that Article Eighth of the Certificate of Incorporation be deleted in its entirety and the following substituted therefor:

“EIGHTH: The personal liability of the directors of the Corporation is hereby eliminated to the fullest extent permitted by paragraph (7) of subsection (b) of Section 102 of the General Corporation law of the State of Delaware, as the same may be amended and supplemented.

RESOLVED, that Article Ninth of the Certificate of Incorporation be deleted in its entirety and the following substituted therefor:

“NINTH: The Corporation shall, to the fullest extent permitted by section 145 of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify under said section from and against any and all of the expenses, liabilities, or other matter referred to in or covered by said section, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any By-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the hairs, executors, and administrators of such a person.”

RESOLVED, that a new Article Tenth be added to the Certificate of Incorporation as forth below:

“TENTH: No director of the Corporation shall be liable to the Corporation or its stockholders for monetary damages for Breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) for the payment of unlawful dividends or unlawful stock repurchases or redemptions under Section 174 of the Delaware General Corporation Law; or (iv) for any transaction from which the director derived an improper personal benefit.”

RESOLVED, that a new Article Eleventh be added to the Certificate of Incorporation as set forth below:

“ELEVENTH: From time to time any of the provisions of the Certificate of the Incorporation may be amended, altered or repealed, and other provisions authorized by the law of the State of Delaware at the time in force may be added or inserted in the manner and at the time prescribed by said laws, and all rights at any time conferred upon the stockholders of  the Corporation by the Certificate of Incorporation are granted subject to the provisions of this Article ELEVENTH.

5.	On August 1, 1989, these Amendments to the Certificate of Incorporation were approved by written consent of the sole stockholder of the Corporation.
6.

The aforesaid Amendments to the Corporation’s Certificate of Incorporation were duly adopted in accordance with the applicable provisions of Sections 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, MILLFELD TRADING CO. INC. has caused the certificate to be signed by Barry Feldstein, its President, and attested by Glen Feldstein, its secretary this / day of September, 1989.

MILLFELD TRADING CO. INC.

By:	/s/ Barry Feldstein
Name:	Barry Feldstein
Title:	President

Attest:

By:	/s/ Glen Feldstein
Name:	Glen Feldstein
Title:	Secretary

STATE OF New York	)
	.	ss. :
COUNTY OF Nassau	)

On this 1st day of September, 1989, before me personally came BARRY FELDSTEIN, to me known, who being by me dull sworn, did depose and say that he resides at 32 Elm Street Woodbury, New York 11797, that he is the President of MILLFELD TRADING Co. INC., the corporation described in and which executed the foregoing instrument; and that he signed his name thereto by order of the Board of Directors of the said corporation.

Rachel Petrou
Notary Public

STATE OF New York	)
	.	ss. :
COUNTY OF Nassau	)

On this 1st day of September, 1989, before me personally came GLEN FELDSTEIN, to me known, who being by me duly sworn, did depose and say that he resides at

                                                                                                                   ; that he is the Secretary of MILLFELD TRADING CO. INC., the corporation described in and which executed the foregoing instrument; and that he signed his name thereto by order of the Board of Directors of the said corporation.

Rachel Petrou
Notary Public

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 02:30 PM 02/27/1992
920525233 – 864972

CERTIFICATE OF OWNERSHIP

OF

BRIGHT STAR, INC.

(a Delaware corporation)

AND

MILLFELD TRADING CO., INC.

(a Delaware corporation)

UNDER SECTION 253 OF THE GENERAL CORPORATION LAW

OF THE STATE OF DELAWARE

The undersigned corporations organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

DO HEREBY CERTIFY:

FIRST: That the name and state of incorporation of each of the constituent corporations of the merger are as follows:

NAME	STATE OF INCORPORATION

Bright Star, Inc.	Delaware

Millfeld Trading co., Inc.	Delaware

SECOND: That 100% of the outstanding stock of Bright Star, Inc. is owned by Millfeld Trading Co., Inc.

THIRD: That the name of the surviving corporation of the merger shall be changed to Candies, Inc.

FOURTH: That the Board of Directors of Millfeld Trading Co., Inc. adopted the following resolution by unanimous joint written consent on the 20th day or February, 1992:

RESOLVED, that the Company’s wholly-owned subsidiary, Bright Star, Inc., be merged with and into the Company, and that upon the filing of the appropriate certificate of Merger with the Secretary of State of the State of Delaware, the Company’s name shall be changed to Candies, Inc.

IN WITNESS WHEREOF, the undersigned have executed this Certificate this 20th day of February, 1992.

ATTEST:		MILLFELD TRADING CO., INC.

By:	/s/ Felix F. Ruchel	By:	/s/ Michael Callahan
	Title: Asst. Sect’y		Title: Vice President

ATTEST:		BRIGHT STAR, INC.

By:	/s/ Felix F. Ruchel	By:	/s/ Michael Callahan
	Title: Asst. Sect’y		Title: Vice President

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 12:30 PM 02/27/1992
92058246 – 864972

CERTIFICATE OF OWNERSHIP

OF

MILLFELD SUB, INC.

(a Delaware corporation)

AND

CANDIES, INC.

(a Delaware corporation)

UNDER SECTION 253 OF THE GENERAL CORPORATION LAW

OF THE STATE OF DELAWARE

The undersigned corporations organized and existing under and by virtue of the General Corporation Law of the state of Delaware,

DO HEREBY CERTIFY:

FIRST: That the name and state of incorporation of each of the constituent corporations of the merger are as follows:

NAME	STATE OF INCORPORATION

Millfeld Sub, Inc.	Delaware

Candies, Inc.	Delaware

SECOND: That 100% of the outstanding stock of Millfeld Sub, Inc. is owned by Candies, Inc.

THIRD: That the name of the surviving corporation of the merger shall be changed to Millfeld Trading Co., Inc.

FOURTH: That the Board of Directors of candies, Inc. adopted the following resolution by unanimous joint written consent on the 25th day of February, 1992:

RESOLVED, that the Company’s wholly-owned subsidiary, Millfeld Sub, Inc., be merged with and into the Company, and that upon the filing of the appropriate certificate of Merger with the Secretary of state of the State of Delaware, the Company’s name shall be changed to Millfeld Trading Co., Inc.

IN WITNESS WHEREOF, the undersigned have executed this Certificate this 25th day of February, 1992.

ATTEST:		CANDIES, INC.

By:	/s/ Felix F. Ruchel	By:	/s/ Michael Callahan
	Title: Asst. Sect’y		Title: Vice President

ATTEST:		MILLFELD SUB, INC.

By:	/s/ Felix F. Ruchel	By:	/s/ Michael Callahan
	Title: Asst. Sect’y		Title: Vice President

2

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 09:00 AM 02/24/1993
930555198 – 864972

CERTIFICATE  OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

OF

MILLFELD TRADING CO., INC.

The undersigned, being, respectively, President and Secretary of Millfeld Trading Co., Inc., a Delaware corporation (the “Corporation”),do hereby certify as follows:

FIRST: That the Board of Directors o the Corporation adopted a resolution proposing and declaring advisable that the Corporation change its name to Candie’s, Inc. by adoption of the following amendment to the Certificate of Incorporation of said corporation:

“FIRST, the name of the corporation shall be Candie’s, Inc.”

SECOND: That the Board of Directors of the Corporation adopted a resolution proposing and declaring advisable a reverse split of the Corporation’s Common Stock, $.0l par value per share, on a one-for-4.5 basis by adoption of the following amendment to the Certificate of Incorporation of said corporation:

“FOURTH: The total number of shares of  stock   which the Corporation shall have authority to issue is FIFTEEN MILLION (15,000,000) shares, of which 10,000,000 shall be  shares of common stock of the par value of $.001 each, and 5,000,000 shares be  preferred  stock, $.01 par value  per  share.

A. The designations and the powers, preferences and rights, and the qualifications, limitations or restrictions thereof or the Preferred Stock, and of the Common Stock are as follows:

A.	Preferred Stock.

The Board of Directors is authorized, subject to limitations prescribed by law and the provisions of this Article 4, to provide tor the issuance of the Preferred Stock in series and by filing a Certificate pursuant to the Delaware General Corporation Law to establish the number of shares to be included in each such series. The Preferred Stock may be issued either as a class without series, or as so determined from time to time by the Board of Directors, either in whole or in part in one or more series, each series to be appropriately designated by a distinguishing number, letter or title prior to the issue of any shares thereof. Whenever the term “Preferred Stock” is used in this Article 4, it shall be deemed to mean and include Preferred Stock issued as a class without series, or one or more series thereof, or both, unless the context shall otherwise require. There is hereby expressly granted to the Board of Directors of the Corporation authority, subject to the limitations provided by law, to fix the voting power, the designations, and the relative preferences, powers, participating, optional or other special rights, and the qualifications, limitations or restrictions thereof, of the shares of each series of said Preferred Stock and the variations in the relative powers, rights, preferences and limitations as between series, and to increase the number of shares constituting each series, and to decrease such number of shares (but not to less than the number of outstanding shares of the series), in the resolution or resolutions adopted by the Board of Directors providing for the issue of said Preferred Stock.

The authority of the Board of Directors of the Corporation with respect to each series shall include, but shall not be limited to, the authority to determine the following:

l.	The designation of the series;
2.	The number of shares initially constituting such series;
3.	The increase, and the decrease to a number not less than the number of the outstanding shares of such series, of the number of shares constituting such series theretofore fixed;
4.

The rate or rates and the times and conditions under which dividends on the shares of such series shall be paid, and, (i) if such dividends are payable in preference to, or in relation to, the dividends payable on any other class or classes of stock, the terms and conditions of such payment, and (ii) it such dividends shall be cumulative, the date or dates from and after which they shall accumulate;

5.

Whether or not the shares of such series shall be redeemable, and, if such shares shall be redeemable, the terms and conditions of such redemption, including, but not limited to, the date or dates upon or after which such shares shall be redeemable and the  amount  per share which shall be payable upon such redemption, which amount may vary under conditions and at different redemption dates;

6.	The amount payable on the shares of such series in the event of the dissolution of, or upon any distribution of the assets of, the Corporation;
7.

Whether or not the shares of such series may be convertible into, or exchangeable for, shares of any other class or series and the price or prices and the rates of exchange and the terms of any adjustments to be made in connection with such conversion or exchange;

8.

Whether or not the shares of such series shall have voting rights in addition to the voting rights provided by law, and, if such shares shall have such voting rights, the terms and conditions thereof, including but not limited to, the right of the holders of such shares to vote as a separate class either alone or with the holders of shares of one or more other series of Preferred stock and the right to have more or less than one vote per share;

9.	Whether or not a purchase fund shall be provided for the shares of such series, and, if such a purchase fund shall be provided, the terms and conditions thereof;
10.	Whether or not a sinking fund shall be provided for the redemption of the shares of such series and if such a sinking fund shall be provided, the terms and conditions thereof; and
11.

Any other powers, preferences and relative, participating, optional, or other special rights, and qualifications, limitations or restrictions thereof, as shall not be inconsistent with the provisions of this Article 4 or the limitations provided by law.

B.	Common Stock.
1.

Subject to the rights of the Preferred Stockholders, the holders of the Common Stock shall be entitled to receive such dividends a may be declared thereon by the Board of Directors of the Corporation in its discretion, from time to time, out of any funds or assets of the corporation lawfully available for the payment of such dividends.

2.

In the event of any liquidation, dissolution or winding up of the Corporation, or any reduction of its capital, resulting in a distribution of its assets to its stockholders, whether voluntary or involuntary, then, after there shall have been paid or set apart for the holders of the Preferred Stock the full preferential amounts to which they are entitled, the holders of the Common stock shall be entitled to receive as a class, pro rata, the remaining assets of the Corporation available for distribution to its stockholders.

2

3.

For any and all purposes of this Certificate of Incorporation, neither the merger or consolidation of the Corporation into or with any other corporation, nor the merger or consolidation of any other corporation into or with the Corporation, nor a sale, transfer or lease of all or substantially all of the assets of the Corporation, or any other transaction or series of transactions having the effect of a reorganization shall be deemed to be a liquidation, dissolution or winding-up of the Corporation.

4.

Except as otherwise expressly provided by law or in a resolution of the Board of Directors providing voting rights to the holders of the Preferred Stock, the holders of the Common Stock shall possess exclusive voting power for the election of directors and for all other purposes and each holder thereof shall be entitled to one vote for each share thereof.”

THIRD: The foregoing amendments have been duly adopted by the stockholders of the corporation in accordance with Section 242 of the General Corporation Law of the state of Delaware.

IN WITNESS WHEREOF, the Corporation has caused this certificate to be signed by Michael Callahan, its President and attested by Dominick Gallo, its Secretary, this 23th day of February, 1993.

/s/ Michael Callahan
Michael Callahan,
President

ATTEST:

/s/ Dominick Gallo
Dominick Gallo,
Secretary

3

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 02:00 PM 09/13/1994
944171949 – 864972

CANDIE’S, INC.

CERTIFICATE OF DESIGNATION

OF SERIES A CUMULATIVE CONVERTIBLE

PREFERRED STOCK SETTING FORTH THE POWERS,

PREFERENCES, RIGHTS, QUALIFICATIONS,

LIMITATIONS AND RESTRICTIONS OF

SUCH SERIES OF PREFERRED STOCK

Pursuant to Section 151 of the General corporation Law of the State of Delaware, Candie’s, Inc. (the “Corporation”), a corporation organized and existing under the General Corporation Law of the State of Delaware, in accordance with the provisions of Section 103 thereof, DOES HEREBY CERTIFY:

That pursuant to the authority given to the Board of Directors of the Corporation by paragraph A of Article Fourth of the Certificate of Incorporation of the Corporation (the “Certificate of Incorporation”), and in accordance with the provisions of Section 151 of the General Corporation Law of the State of Delaware, the Board of Directors of the Corporation on September 13, 1994, adopted the following resolution creating a series of Preferred Stock designated as Series A Cumulative Convertible Preferred Stock:

RESOLVED that, pursuant to the authority vested in the Board of Directors of the Corporation in accordance with the General Corporation Law of the State of Delaware and the provisions of the Certificate of Incorporation, a series of the class of authorized Preferred Stock, par value $.01 per share, of the Corporation is hereby created and that the designation and number of shares thereof and the voting powers, preferences and relative, participating, optional and other special rights of the shares of such series, and the qualifications, limitations and restrictions thereof, are as follows:

Section 1. Designation  and Number. (a) The shares of such series shall be designated “Series A Cumulative Convertible Preferred Stock” (the “Series A Preferred Stock”). The number of shares initially constituting the Series A Preferred Stock shall be 14,400, which number may be decreased (but not increased) by the Board of Directors without a vote of stockholders, provided, however, that such number may not be decreased below the number of then outstanding shares of Series A Preferred Stock.

(b) The Series A Preferred Stock shall, with respect to dividend rights and rights on liquidation, dissolution or winding up, rank prior to the Common Stock, par value $.001 per share, of the Corporation (the “Common Stock”) and any other issue of Preferred Stock.

Section 2. Dividends and Distributions. (a) The holders of shares of Series A Preferred Stock, in preference to the holders of shares of Common Stock and of any shares of other capital stock of the Corporation ranking junior to the Series A Preferred Stock as to payment of dividends, shall be entitled to receive, when, as and if declared by the Board of Directors, out of the assets of the Corporation legally available therefor, cumulative cash dividends at a rate of $8.00 per annum per share, subject to appropriate adjustment in the event of any stock split, reverse stock split or other recapitalization. Dividends shall accrue and be payable semiannually, in arrears, on the last business day of April and October in each year (each such date being referred to herein as a “Dividend Payment Date”), commencing April 1, 1995.

(b) Dividends payable pursuant to paragraph (a) of this Section 2 shall begin to accrue and be cumulative from the Issue Date, whether or not earned or declared. The amount of dividends so payable shall be determined on the basis of twelve 30-day months and a 360-day year. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Series A Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Series A Preferred Stock entitled to receive payment of a dividend declared hereon, which record date shall be no more than sixty days prior to the date fixed for the payment thereof.

(c) The holders of shares of Series A Preferred Stock shall not be entitled to receive any dividends or other distributions except as provided herein.

Section 3. Voting Rights. In addition to any voting rights provided by law, the holders of shares of Series A Preferred Stock shall have the following voting rights:

(a) Until the date commencing six months from the initial issuance of shares of Series A Preferred stock, the holders of shares of Series A Preferred Stock shall be entitled to vote on or to consent to corporate action with the holders of the Common Stock, having the number of votes equal to the number of shares of Common Stock issuable upon conversion of the Series A Preferred Stock on the date set forth in Section 3(c) hereof, with respect to any matter submitted to stockholders for a vote at such meeting or adjournment thereof or written consent in lieu thereof (or as otherwise required by applicable law).

(b) The affirmative vote of the holders of at least 66 2/3% of the outstanding shares of Series A Preferred Stock, voting together as a class, in person or by proxy, at a special or annual meeting of stockholders called for the purpose, shall be necessary to (i) authorize, increase the authorized number of shares of, or issue (including on conversion or exchange of any convertible or exchangeable securities or by reclassification), any shares of any class or classes of the Corporation’s capital stock ranking pari passu with or prior to (either as to dividends or upon voluntary or involuntary liquidation, dissolution or winding up) the Series A Preferred Stock, (ii) increase the authorized number of shares of, or issue (including on conversion or exchange of any convertible or exchangeable securities or by reclassification) any shares of, Series A Preferred Stock; or (iii) authorize, adopt or approve an amendment to the Certificate of Incorporation of the Corporation which would increase or decrease the par value of the shares of Series A Preferred Stock, or alter or change the powers, preferences or special rights of the shares of Series A Preferred Stock so as to affect such shares of Series A Preferred Stock adversely.

(c) For the taking of any action as provided in this Section 3 by the holders of shares of Series A Preferred Stock each such holder shall have one vote for each share of Series A Preferred Stock or such number of votes as the number of shares of Common Stock into which such shares of Series A Preferred Stock are convertible, as the case may be, in each case standing in his name on the transfer books of the Corporation as of any record date fixed for such purpose or, if no such date be fixed, at the close of business on the Business Day (as defined in Section 9) next preceding the day on which notice is given, or if notice is waived, at the close of business on the Business Day next preceding the day on which the meeting is held.

Section 4. Certain Restrictions. (a) Whenever semiannual dividends payable on shares of Series A Preferred Stock as provided in Section 2 are not paid in full, thereafter and until all unpaid dividends payable on the outstanding shares of Series A Preferred Stock, whether or not declared, shall have been paid in full, the Corporation shall not: (A) declare or pay dividends, or make any other distributions, on any shares of Junior Stock (as defined in Section 9), other than dividends or distributions payable in Junior, Stock; or (B) declare or pay dividends, or make any other distributions, on any shares of Parity Stock, except (1) dividends or distributions payable in Junior Stock and (2) dividends or distributions paid ratably on the Series A Preferred Stock and all Parity Stock on which dividends are payable or in arrears, in proportion to the total amounts to which the holders of all shares of the Series A Preferred Stock and such Parity Stock are then entitled.

(b) Whenever semiannual dividends payable on shares of Series A Preferred Stock as provided in Section 2 are not paid in full, thereafter and until all unpaid dividends payable, whether or not declared, on the outstanding shares of Series A Preferred Stock shall have been paid in full, the Corporation shall not: redeem, purchase or otherwise acquire for consideration any shares of Junior Stock or Parity Stock; provided, however, that (1) the Corporation may at any time redeem, purchase or otherwise acquire shares of Junior Stock or Parity Stock in exchange for any shares of Junior Stock, (2) the Corporation may accept shares of any Parity Stock or Junior Stock for conversion and (3) the Corporation may at any time redeem, purchase or otherwise acquire shares of any Parity Stock pursuant to any mandatory redemption, put, sinking fund or other similar obligation, pro rata with the Series A Preferred Stock in proportion to the total amount then required to be applied by it to redeem, repurchase or otherwise acquire shares of Series A Preferred stock and shares of such Parity Stock.

(c) The Corporation shall not permit any Subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of capital stock of the Corporation unless the Corporation could, pursuant to Section 4(b), purchase such shares at such time and in such manner.

Section 5. Reacquired Shares. Any shares of Series A Preferred Stock converted, redeemed, purchased or otherwise acquired by the Corporation in any manner what soever shall be retired and canceled promptly after the acquisition thereof. All such shares of Series A Preferred Stock shall upon their cancellation, and upon the filing of an appropriate certificate with the Secretary of State of the State of Delaware, become authorized but unissued shares of Preferred Stock, $.01 par value, of the Corporation and may be reissued as part of another series of Preferred Stock, par value $.01 per share, of the Corporation, subject to the conditions or restrictions on issuance set forth herein.

Section 6. Liquidation, Dissolution or Winding Up. (a) If the Corporation shall commence a voluntary case under the Federal bankruptcy laws or any other applicable Federal or state bankruptcy, insolvency or similar law, or consent to the entry of an order for relief in an involuntary case under such law or to the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator (or other similar official) of the Corporation or of any substantial part of its property or make an assignment for the benefit of its creditors, or admit in writing its inability to pay its debts generally as they become due, or if a decree or order for relief in respect of the Corporation shall be entered by a court having jurisdiction in the premises in an involuntary case under the Federal bankruptcy laws or any other applicable federal or state bankruptcy, insolvency or similar law, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator (or other similar official) of the Corporation or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and any such decree or order shall be unstayed and in effect for a period of 150 consecutive days and on account of any such event the Corporation shall liquidate, dissolve or wind up, or if the Corporation shall otherwise liquidate, dissolve or wind up, no distribution shall be made (i) to the holders of shares of Junior Stock unless, prior thereto, the holders of shares of Series A Preferred Stock shall have received the Liquidation Preference with respect to each share (as adjusted for any stock dividends, combinations or splits with respect to such shares) plus all declared or accumulated but unpaid dividends on such shares or (ii) to the holders of shares of Parity Stock unless the holders of shares of Series A Preferred Stock shall have received distributions made ratably to the holders of the Series A Preferred Stock and the Parity Stock in proportion to the total amounts to which the holders of all such shares of Series A Preferred Stock and Parity Stock would be entitled upon such liquidation, dissolution or winding up.

(b) Neither the consolidation, merger or other business combination of the Corporation with or into any other Person or Persons nor the sale of all or substantially all the assets of the Corporation shall be deemed to be a liquidation, dissolution or winding up of the Corporation for purposes of this Section 6.

Section 7. Conversion. (a) Upon the effectiveness of an amendment to the Certificate of Incorporation of the Corporation raising the number of authorized shares of Common Stock of the Corporation to a number not less than 30,000,000, each share of Series A Preferred Stock shall automatically be converted into such number of fully paid and nonassessable shares of Common Stock as is determined by applying the Conversion Ratio. The Conversion Ratio shall initially be 86.9565 shares of Common Stock for each share of Series A Preferred Stock, subject to adjustment from time to time pursuant to Section 7(e).

(b) Upon the occurrence of an automatic conversion pursuant to Section 7(a) hereof, and as soon as practicable thereafter, each holder of Series A Preferred Stock shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Corporation or any transfer agent for Series A Preferred Stock and the Corporation shall issue and deliver at such office to the holders of Series A Preferred Stock, or to the nominee or nominees of such holders, a certificate or certificates for the number of shares of Common Stock to which such holders shall  be entitled as aforesaid. Regardless of the time at which such certificates are issued, the conversion shall be deemed to have been made immediately upon the occurrence of the event described in Section 7(a) and •the person or  persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock as of such date.

(c) The Conversion Ratio shall be subject to adjustment from time to time in certain instances as hereinafter provided. Upon conversion, the holder of shares of Series A Preferred Stock shall be entitled to receive, in cash, any accrued and unpaid dividends on the shares of Series A Preferred Stock surrendered for conversion to the date of such conversion.

(d) In connection with the conversion of any shares of Series A Preferred Stock, no fractions of shares of Common Stock shall be issued, but in lieu thereof the Corporation shall pay a cash adjustment in respect of such fractional interest in an amount equal to such fractional interest multiplied by the current Market Price per share of Common Stock on the Trading Day on which such shares of Series A Preferred Stock are deemed to have been converted. If more than one share of Series A Preferred Stock shall be surrendered for conversion by the same holder at the same time, the number of full shares of Common Stock issuable on conversion thereof shall be computed on the basis of the total number of shares of series A Preferred Stock so surrendered.

(e) The Conversion Ratio will be subject to adjustment from time to time as follows:

(i) In case the Corporation shall at any time or from time to time after the Issue Date (A) pay a dividend, or make a distribution, on the outstanding shares of Common Stock in shares of Common Stock or declare, order, pay or make a dividend or other distribution of stock or other securities or property or rights or warrants to subscribe for securities of the Corporation or any of its Subsidiaries by way of dividend or spinoff, (B) subdivide the outstanding shares of Common Stock, (C) combine the outstanding shares of Common stock into a smaller number of shares or (D) issue by reclassification of the shares of Common Stock any shares of capital stock of the Corporation, then, and in each such case, provision shall be made so that the holders of the Series A Preferred Stock shall thereafter be entitled to receive, upon conversion of the Series A Preferred Stock, the number of shares of stock or other securities or property of the Corporation or otherwise, to which the holders of Series A Preferred Stock would have received if they had converted their shares of Series A Preferred Stock immediately prior to the happening of such event or the record date therefor, whichever is earlier. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 7(e) with respect to the rights of the holders of the Series A Preferred Stock after such event to the end that the provisions of this Section 7(e) (including adjustment of the Conversion Ratio then in effect and the number of shares purchasable upon conversion of the Series A Preferred Stock) shall be applicable after that event as nearly equivalent as may be practicable. An adjustment made pursuant to this clause shall become effective (x) in the case of any such dividend or distribution, immediately after the close of business on the record date for the determination of holders of shares of Common Stock entitled to receive such dividend or distribution, or (y) in the case of such subdivision, reclassification or combination, at the close of business on the day upon which such corporate action becomes effective. No adjustment shall be made pursuant to this clause (i) in connection with any transaction to which Section 7(f) applies.

(ii) For purposes of this Section 7(e), the number of shares of Common Stock at any time outstanding shall not include any share of Common stock then owned or held by or for the account of the Corporation.

(iii) The term “dividend,” as used in this Section 7(e) shall mean a dividend or other distribution upon stock of the Corporation.

(iv) Anything in this Section 7(e) to the contrary notwithstanding, the Corporation shall not be required to give effect to any adjustment in the Conversion Ratio unless and until the net effect of one or more adjustments (each of which shall be carried forward), determined as above provided, shall have resulted in a change of the Conversion Ratio by at least one-tenth of one share of Common Stock, and when the cumulative net effect of more than one adjustment so determined shall be to change the Conversion Ratio by at least one-tenth of one share of Common Stock, such change in Conversion Ratio shall thereupon be given effect.

(v) The certificate of any firm of independent public accountants of recognized standing selected by the Board of Directors of the Corporation (which may be the independent public accountants regularly employed by the Corporation) shall be presumptively correct for any computation made under this Section 7(e).

(vi) If the Corporation shall take a record of the holders of its Common Stock for the purpose of entitling them to receive a dividend or other distribution, and shall thereafter and before the distribution to stockholders thereof legally abandon its plan to pay or deliver such dividend or distribution, then thereafter no adjustment in the number of shares of Common Stock issuable upon exercise of the right of conversion granted by this Section 7 or in the Conversion Ratio then in effect shall be required by reason of the taking of such record.

(f) In case of any consolidation or merger of the Corporation with or into another corporation, or in case of any sale or conveyance to another corporation, of all or substantially all of the assets or property of the Corporation (each of the foregoing being referred to as a “Transaction”), at the option of the holder of any shares of Series A Preferred Stock, each share of Series A Preferred Stock then outstanding shall thereafter be convertible into, in lieu of the Common Stock issuable upon such conversion prior to consummation of such transaction, the kind and amount of shares of stock and other securities and property receivable {including cash) upon the consummation of such Transaction by a holder of that number of shares of Common Stock into which one share of Series A Preferred Stock was convertible immediately prior to such Transaction (including, on a pro rata basis, the cash, securities or property received by holders of Common Stock in any tender or exchange offer that is a step in such Transaction). In case securities or property other than Common Stock shall be issuable or deliverable upon conversion as aforesaid then all references in this Section 7 shall be deemed to apply, so far as appropriate and nearly as may be, to such other securities or property.

Section 8. Reports as to Adjustments. Upon any adjustment of the Conversion Ratio then in effect and any increase or decrease in the number of shares of Common Stock issuable upon the operation of the conversion set forth in section 7, then, and in each such case, the Corporation shall promptly deliver to each holder of Series A Preferred Stock and to the Transfer Agent of the Common Stock, a certificate signed by the President or a Vice President and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary of the Corporation setting forth in reasonable detail the event requiring the adjustment and the method by which such adjustment was calculated and specifying the conversion ratio then in effect following such adjustment and the increased or decreased number of shares issuable upon the conversion granted by Section 7.

Section 9. Definitions. For the purposes of this Certificate of Designation of Series A Cumulative Convertible Preferred Stock, the following terms shall have the meanings indicated:

“Bussiness Day” shall mean any day other than a Saturday, Sunday, or a day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close.

“Current Market Price” shall mean the fair market value per share of Common Stock as determined in good faith by the Board of Directors of the Corporation, which may be based on an opinion of an independent investment banking firm with an established national reputation as a valuer of securities.

“Issue Date” shall mean the first date on which shares of Series A Preferred Stock are issued.

“Junior Stock” shall mean any capital stock of the Corporation ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock.

“Liquidation Preference” with respect to a share of Series A Preferred Stock shall mean $100 per share.

“Parity Stock” shall mean any capital stock of the Corporation ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the series A Preferred Stock.

“Person” shall mean any individual, firm, corporation or other entity, and shall include any successor (by merger or otherwise) of such entity.

“Subsidiary” of any Person means any corporation or other entity of which a majority of the voting power of the voting equity securities or equity interest is owned, directly or indirectly, by such Person.

“Trading Day” means a Business Day or, if the Common Stock  is listed or admitted to trading on any national securities exchange, a day on which such exchange is open for the transaction of business.

IN WITNESS WHEREOF, CANDIE’S, INC. has caused this Certificate to be duly executed under its corporate name on this 14th day of September 1994.

CANDIE’S, INC.

By:	/s/ Neil Cole
Name:	Neil Cole
Title:	President

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 09:00 AM 11/29/1994
944230090 – 864972

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

OF

CANDIE’S, INC.

Adopted in accordance with the provisions of

Section 242 of the General Corporation Law of the State of Delaware

THE UNDERSIGNED, President of Candies’e, Inc., a corporation existing under the laws of the State of Delaware (the “Corporation”), does hereby certify as follows:

FIRST: That the Certificate of Incorporation of the Corporation has been amended as follows by striking out the first sentence of Article FOURTH as it now exists and inserting in lieu and instead thereof a new first sentence of Article FOURTH, reading as follows:

“The total number of shares of stock which the Corporation shall have authority to issue is thirty-five million (35,000,000) shares, of which thirty million (30,000,000) shall be common stock, of the par value of $.001 per share, and five million (5,000,000) shall be preferred stock, of the par value of $.01 per share.”

SECOND: That such amendment has been duly adopted in accordance with the provisions of the General Corporation Law of the State of Delaware by the affirmative vote of the holders of a majority of the stock entitled to vote at a meeting of stockholders.

IN WITNESS WHEREOF, the undersigned has executed this Certificate this 29th day of November, 1994.

By:	/s/ Neil Cole
Name:	Neil Cole
Title:	President

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 09:00 AM 08/18/1998
981323030 – 0864972

CERTIFICATE OF MERGER

OF

NEW RETAIL CONCEPTS, INC.

(a Delaware corporation)

INTO

CANDIE’S, INC.

(a Delaware corporation)

New Retail Concepts, Inc., a corporation formed under the laws of the State of Delaware, desiring to merge with and into Candie’s, Inc. pursuant to the  provisions of Section 251 (c) of the Delaware General Corporation law, DOES HEREBY CERTIFY as follows:

FIRST: That the names and states of incorporation of each Constituent Corporations are:

NAME	STATE OF INCORPORATION

Candie’s, Inc.	Delaware

New Retail Concepts, Inc.	Delaware

SECOND: That the Agreement and Plan of Merger has been approved, adopted, certified, executed and acknowledged by each of the Constituent Corporations in accordance with Section 251(c) of the Delaware General Corporation Law.

THIRD: That the name of the surviving corporation is candie’s, Inc.

FOURTH: The Certificate of Incorporation of Candie’s sha1l be the Certificate of Incorporation of the surviving corporation.

FIFTH: That an executed Agreement and Plan of Merger is on file at the principal place of business of Candie’s, Inc. 2975 Westchester Avenue, Purchase, New York 10577 and that a copy of the Agreement and Plan of Merger will be furnished by the surviving Corporation, on request and without cost, to any stockholder of any Constituent Corporation.

IN WITNESS WHEREOF, Candie’s, Inc. has caused this Certificate of Merger to be executed by its president thereunto duly authorized this 17 day of August, 1998.

ATTEST:	CANDIE’S, INC. (a Delaware corporation)
/s/ Gary Klein
Secretary	By:	/s/ Neil Cole
Gary Klein		Neil Cole, President

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 09:00 AM 02/03/2000
001055450 – 0864972

CERTIFICATE OF ELIMINATION

OF

CANDIE’S, INC.

CANDIE’S, INC., a corporation organized and existing under the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

That the following resolutions were adopted by the Board of Directors of CANDIE’S, INC. on January 25, 2000:

“RESOLVED, that this Corporation will not in the future issue any shares of its Series A Cumulative Convertible Preferred Stock, par value $.01 per share, no shares of which are currently outstanding, pursuant to the Certificate of Designation for the Series A Convertible Preferred Stock that was filed on September 13, 1994 with the office of the Secretary of State of the State of Delaware; and further

RESOLVED, that the Chief Executive Officer of this Corporation be, and hereby is, authorized and directed to file a certificate setting forth these resolutions pursuant to Section 151(g) of the General Corporation Law of the State of Delaware so that, pursuant to such Section 151(g), the Certificate of Designation shall be eliminated from this Corporation’s Certificate of Incorporation and the shares previously designated by the Certificate of Designation shall revert to the status of authorized and unissued shares of Preferred Stock of this Corporation for which powers, designations, preferences and relative, participating, optional or other rights, if any, or the qualifications, limitations or restrictions thereof, if any, shall not have been set forth in the Certificate of Incorporation of this Corporation or any amendment thereto; and further

RESOLVED, that the Chief Executive Officer of this Corporation be, and hereby is, authorized, for and on behalf of this Corporation, to execute and deliver any and all agreements, instruments and documents, and to do any and all other acts and things as they or any of them may deem necessary or appropriate to carry out fully the intent and purpose of the foregoing resolutions.”

Dated: February 2, 2000.

CANDIE’S, INC.

By:	/s/ Deborah Sorell Stehr
Deborah Sorell Stehr,
Senior Vice President

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 09:01 AM 02/03/2000
001055461 – 0864972

CANDIE’S, INC.

CERTIFICATE OF DESIGNATION

OF THE VOTING POWERS, DESIGNATIONS,

PREFERENCES AND RELATIVE, PARTICIPATING, OPTIONAL OR

OTHER SPECIAL RIGHTS, AND OF THE QUALIFICATIONS,

LIMITATIONS OR RESTRICTIONS, OF SERIES A

JUNIOR PARTICIPATING PREFERRED STOCK

($.01 Par Value Per Share)

Pursuant to Section 151 of the

General Corporation Law of the State of Delaware

The undersigned hereby certifies that the following resolution was duly adopted by the Board of Directors of Candie’s, Inc. (the “Corporation”), a corporation organized and existing by virtue of the General Corporation Law of the State of Delaware (the “DGCL”), on January 25, 2000:

RESOLVED, that pursuant to authority conferred upon the Board of Directors of the Corporation by its Certificate of Incorporation, a Series A Junior Participating Preferred Stock of the Corporation is hereby created, and the designation and amount thereof and the voting powers, preferences and relative, participating, optional or other special rights of the shares of such series, and the qualifications, limitations or restrictions thereof, are as follows:

Section 1. Designation and Number of Shares. The shares of  such series shall be designated as “Series A Junior Participating Cumulative Preferred Stock” (“Series A Preferred  Stock”). The number of shares initially constituting  the Series A Stock  shall be 18,000; provided, however, that, if more than a total of 18,000 shares of Series A Preferred Stock shall be at any time issuable upon the exercise of Rights (the “Rights”) issued pursuant to the Rights Agreement, dated as of January 26, 2000, between the Corporation and Continental Stock Transfer and Trust Company, as Rights Agent, as amended from time to time (the  “Rights Agreement”), the Board of Directors, pursuant to Section 151(g) of the DGCL, shall direct by resolution or resolutions that a certificate be properly executed,  acknowledged, filed  and recorded, in accordance with the provisions of Section 103 thereof, providing for the total number of shares of Series A Preferred Stock authorized to be issued to be increased (to the extent that the Certificate of Incorporation then permits) to the largest number of whole shares (rounded up to the nearest whole number) then issuable upon exercise of such  Rights.

Section 2. Dividends and Distributions.

(a) Subject to the rights of the holders of any shares of any series of Preferred Stock (or any similar stock) ranking prior and superior to the Series A Preferred Stock with respect to dividends, the holders of shares of Series A Preferred Stock, in preference to the holders of Common Stock and of any other junior stock, shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, quarterly dividends payable in cash on the first day of March, June, September and December in each year (each such date being referred to herein as a “Quarterly Dividend Payment Date”), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Series A Preferred Stock, in an amount per share (rounded to the nearest cent) equal to the greater of (i) $1.00 or (ii) subject to the provision for adjustment hereinafter set forth, 1,000 times the aggregate per share amount of all cash dividends, and 1,000 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions, other than a dividend payable in shares of Common Stock or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the Common Stock since the immediately preceding Quarterly Dividend Payment Date or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series A Preferred Stock. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event under clause (ii) of the preceding  sentence shall be adjusted  by multiplying  such amount by a fraction, the numerator of which is the number of  shares of Common Stock outstanding immediately  after  such  event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such  event.

(b) The Corporation shall declare a dividend or distribution on the Series A Preferred Stock as provided  in paragraph (a) of this Section 2 immediately after it declares a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock); provided that, in the event no dividend or distribution shall have been declared on the Common Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of $1.00 per share on the Series A  Preferred  Stock shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date.

(c) Dividends shall begin to accrue and be cumulative on outstanding shares of Series A Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series A Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Series A Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Series A Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be not more than 60 days prior to the date fixed for the payment thereof.

Section 3. Voting Rights. The holders of shares of Series A Preferred Stock shall have the following voting rights:

(a) Subject to the provision for adjustment hereinafter set forth, each share of Series A  Preferred  Stock shall entitle the holder thereof to 1,000 votes on all matters submitted to a vote of the stockholders of the Corporation. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case  the number of votes per share to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

(b) Except as otherwise provided in this Certificate of Incorporation, in any Preferred Stock Designation or in any certificate of designations creating any similar stock, or by law, the holders of shares of Series A Preferred Stock and the holders of shares of Common Stock and any other capital stock of the Corporation having general voting rights shall vote together as one class on all matters submitted to a vote of stockholders of the Corporation.

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(c) Except as set forth herein, or as otherwise provided by law, holders of Series A Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for taking any corporate action.

Section 4. Certain Restrictions.

(a) Whenever quarterly dividends or other dividends or distributions payable on the Series A Preferred Stock as provided in Section 2 are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series A Preferred Stock outstanding shall have been paid in full, the Corporation shall not:

(i) declare or pay dividends, or make any other distributions, on any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock;

(ii) declare or pay dividends, or make any other distributions, on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock, except dividends paid ratably on the Series A Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

(iii) redeem or purchase or otherwise acquire for consideration shares of any stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock, provided that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such  junior stock in exchange for shares of any stock of  the  Corporation ranking junior (either as to dividends or upon dissolution, liquidation or winding up) to the Series A Preferred Stock; or

(iv) redeem or purchase or otherwise acquire for consideration any shares of Series A Preferred  Stock,  or  any shares of stock ranking on a parity with the Series A Preferred Stock, except in accordance with a purchase offer made in writing  or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or  classes.

(b) The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under paragraph (a) of this Section 4, purchase or otherwise acquire such shares at such time and in such manner.

Section 5. Reacquired Shares. Any shares of Series A Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired promptly after the acquisition thereof. All such shares shall upon their retirement become authorized but unissued shares of Series A Preferred Stock and may be reissued as part of a new series of Series A Preferred Stock subject to the conditions and restrictions on issuance set forth herein or in any Certificate of Designations creating a series of Preferred Stock or any similar stock or as otherwise required by law.

Section 6. Liquidation, Dissolution or Winding Up. Upon any liquidation, dissolution or winding up of the Corporation, no distribution shall be made (1) to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock unless, prior thereto, the holders of shares of Series A Preferred Stock shall have received an amount equal to accrued and  unpaid  dividends and distributions thereon, whether or not  declared,  to the date of such payment, plus an amount equal to the greater of $1.00 per share or an aggregate amount per share equal to 1,000 times the aggregate amount to be distributed per share to holders of shares of Common Stock, or (2) to the holders of shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock, except distributions made ratably on the Series A Preferred Stock and all such parity stock in proportion to the total amounts to which the holders of all such shares are entitled upon such liquidation, dissolution or winding up; provided, however, that in the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common

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Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the aggregate amount to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

Section 7. Consolidation, Merger, etc. In case the Corporation shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case each share of Series A Preferred Stock shall at the same time be similarly exchanged or changed into an amount per share, subject to the provision for adjustment hereinafter set forth, equal to 1,000 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or  otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Series A Preferred Stock shall be adjusted by multiplying such amount by a fraction,  the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator  of  which is the number of shares of Common Stock that  were  outstanding immediately prior to such event.

Section 8. No Redemption. The shares of Series A Preferred Stock shall not be redeemable.

Section 9. Rank. The Series A Preferred Stock shall rank, with respect to the payment of dividends and the distribution of assets upon liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, junior to all other series of the Corporation’s Preferred Stock.

Section 10. Amendment. The Certificate of Incorporation of the Corporation shall not be amended in any manner which would materially alter or change the powers, preferences or special rights of the Series A Preferred Stock so as to affect them adversely without the affirmative vote of the holders of at least two-thirds of the outstanding shares of Series A Preferred Stock, voting together as a single class.

Dated: February 2, 2000

CANDIE’S, INC.

By:	/s/ Deborah Sorell Stehr
Deborah Sorell Stehr,
Senior Vice President

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STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 09:00 AM 06/24/2002
020407781 – 0864972

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

OF

CANDIE’S, INC.

Adopted in accordance with the provisions of

Section 242 of the General Corporation Law of the State of Delaware

THE UNDERSIGNED, President of Candie’s, Inc., a corporation existing under the laws of the State of Delaware (the “Corporation”), does hereby certify as follows:

FIRST: That the Certificate of Incorporation of the Corporation has been amended as follows by striking out the first sentence of Article FOURTH as it now exists and inserting in lieu and instead thereof a new first sentence of Article FOURTH, reading as follows:

“The total number of shares of stock which the Corporation shall have authority to issue is eighty million (80,000,000) shares, of which seventyfive million (75,000,000) shares shall be common stock, of the par value of $.001 per share, and five million (5,000,000) shares shall be preferred stock, of the par value of $.01 per share.”

SECOND: That such amendment has been duly adopted in accordance with the provisions of the General Corporation Law of the State of Delaware by the affirmative vote of the holders of a majority of the stock entitled to vote at a meeting of stockholders.

IN WITNESS WHEREOF, the undersigned has executed this Certificate this 24th day of June, 2002.

/s/ Neil Cole
Name:	Neil Cole
Title:	President

State of .Delaware Secretary of State Division of Corporations Delivered 01:58 PM 02/09/2005 FILED 12:57 PM 02/09/2005 SRV 050106573 – 0864972 FILE

CERTIFICATE FOR RENEWAL

AND REVIVAL OF CHARTER OF

CANDIE’S, INC.

1. The name of the corporation is Candie’s, Inc., whose original Certificate of Incorporation was filed in the office of the Secretary of State on December 26, 1978.

2. Its registered office in the State of Delaware shall be located at 1209 Orange Street, City of Wilmington, County of New Castle, 19801, and the name of its registered agent at said address shall be The Corporation Trust Company.

3. This restoration, renewal and revival of the charter of the corporation is to be for a perpetual term. The date when the restoration, renewal and revival of the charter of the corporation is to be effective is the 29th day of February, 2004, which date is prior to the date of the expiration of the charter of said corporation and its becoming void by operation of law.

4. The corporation was duly organized under the laws of the State of Delaware

5. The corporation was authorized to engage in the business activities set forth in its Certificate of Incorporation until March 1, 2004, at which time its charter became inoperative and void by operation of law for failure to file annual reports and for non-payment of taxes payable to the State of Delaware, and this Certificate of Renewal and Revival is filed by authority of the duly elected directors of the corporation in accordance with the laws of the State of Delaware.

IN WITNESS WHEREOF, I have signed this Certificate this 13th day of January, 2005.

CANDIE’S, INC.

By:	/s/ Deborah Sorell Stehr
Name:	Deborah Sorell Stehr,
Title:	Sr. V. Pres

State of Delaware Secretary of State Division of Corporations Delivered 12:26 PM 06/29/2005 FILED 12: 05 PM 06/29/2005 SRV 050541901 - 0864972 FILE

CERTIFICATE OF OWNERSHIP AND MERGER

OF

ICONIX BRAND GROUP, INC.

INTO

CANDIE’S, INC.

Adopted in accordance with the provisions of

Section  253 of the Delaware General Corporation  Law

CANDIE’S, INC., a Delaware corporation, desiring to merge with  ICONIX  BRAND GROUP, INC., a Delaware corporation, pursuant to the provisions of Section 253 of the Delaware General  Corporation  Law,  hereby certifies  as follows:

1. Candie’s, Inc. is a corporation formed under the laws of the State of Delaware (the “Corporation”).

2. The Corporation is the owner of all of  the outstanding shares of each class  of stock of Iconix Brand Group, Inc., a corporation formed under the laws of  the  State  of  Delaware.

3. On June 28, 2005, the Board of Directors of the Corporation adopted the following resolutions to merge Iconix Brand Group, Inc. into the Corporation:

“WHEREAS, the Corporation owns 100% of the issued and outstanding common stock of the Iconix Brand Group, Inc. (“Subsidiary”); and

WHEREAS, it is in the best interests of the Corporation to  merge  the Subsidiary with and into the Corporation in order that all the estate, property, rights, privileges and franchises of  the Subsidiary  shall vest in  and be possessed  by the Corporation;

NOW, THEREFORE, be it:

RESOLVED, that the Board of Directors of the Corporation  hereby approves and adopts the following plan to merge the Subsidiary into the Corporation:

1. The name of the corporation proposing to merge is Iconix Brand Group, Inc. (the “Subsidiary”) and the name of the surviving corporation is Candie’s, Inc. (the “Corporation”)

2. The Subsidiary shall merge into the Corporation and upon the effective date of such merger the Subsidiary shall cease to exist and shall no longer exercise its powers, privileges and franchises subject to the laws of the State of Delaware. The Corporation  shall  succeed to the property and assets of and exercise all the powers, privileges and franchises of the Subsidiary and shall assume and be liable for all of the debts and  liabilities, if any, of the Subsidiary.

3. The shares of the Subsidiary shall not be converted as a result of the merger, but shall be cancelled, and the authorized capital stock of the Corporation shall be and remain the same as before the merger.

4. The Certificate of Incorporation of the Corporation shall be amended to change the name of the Corporation to Iconix Brand Group, Inc. upon the effective date of the merger.

and further

RESOLVED, that the President of the Corporation, or such other officer of the Corporation designated by the President, is hereby authorized to execute, in the name of the Corporation, a Certificate of Merger, and to file such Certificate in the Office of the Secretary of State of the State of Delaware, and to do all the other acts and things that may be necessary to carry out and effectuate the purpose of these resolutions.”

4. The effective time and date of the merger shall be 9 A.M., July 1, 2005.

IN WITNESS WHEREOF, CANDIE’S, INC. has caused this Certificate to be executed  by its duly authorized officer thereunto duly authorized this 28th day of June,   2005.

CANDIE’S, INC. (a Delaware corporation)

By:	/s/ Neil Cole
Name:	Neil Cole
Title:	President

State of Delaware Secretary of State Division of Corporations Delivered 05:45 PM 08/16/2007 FILED 05:18 PM 08/16/2007 SRV 070930663 - 0864972 FILE

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

OF

ICONIX BRAND GROUP, INC.

Adopted in accordance with the provisions of Section 242

of the General Corporation Law of the State of Delaware

THE UNDERSIGNED, being a duly authorized officer of Iconix Brand Group, Inc., a corporation existing under the laws of the State of Delaware (the “Corporation”), does hereby certify as follows:

FIRST: That the Certificate of Incorporation of the Corporation has been amended as follows by striking out the first sentence of Article FOURTH as it now exists and inserting in lieu and instead thereof a new first sentence of Article FOURTH, reading as follows:

“The total number of shares of stock which the Corporation shall have authority to issue is one hundred fifty-five million (155,000,000) shares, of which one hundred fifty million (150,000,000) shares shall be common stock, of the par value of $.001 per share, and five million (5,000,000) shares shall be preferred stock, of the par value of $.01 per share.”

SECOND: That such amendment has been duly adopted in accordance with the provisions of the General Corporation Law of the State of Delaware by the affirmative vote of the holders of a majority of the stock entitled to vote at a meeting of stockholders.

IN WITNESS WHEREOF, the undersigned has executed this Certificate this 16th day of August, 2007.

/s/ Deborah Sorell Stehr
Name:	Deborah Sorell Stehr
Title:	Senior Vice President

State of .Delaware Secretary of State Division of Corporations Delivered 12:01 PM 05/12/2010 FILED 09:05 AM 05/12/2010 SRV 100494750 - 0864972 FILE

CERTIFICATE OF CHANGE OF LOCATION OF REGISTERED OFFICE

AND OF REGISTERED AGENT

OF

ICONIX BRAND GROUP, INC.

It is hereby certified that:

1. The name of the corporation (hereinafter called the “corporation”) is:

ICONIX BRAND GROUP, INC.

2. The registered office of the corporation within the State of Delaware is hereby changed to 2711 Centerville Road, Suite 400, City of Wilmington 19808, County of New Castle.

3. The registered agent of the corporation within the State of Delaware is hereby changed to Corporation Service Company, the business office of which is identical with the registered office of the corporation as hereby changed.

4. The corporation has authorized the changes hereinbefore set forth by resolution of its Board of Directors.

Signed on May 10, 2010

/s/ Andrew Tarshis
Name: Andrew Tarshis
Title: Executive Vice President

State of Delaware Secretary of State Division of Corporations Delivered 08:09 AM 01/29/2016 FILED 08:15 AM 01/29/2016 SR 20160468306 - File Number 864972

CERTIFICATE OF DESIGNATION, PREFERENCES AND

RIGHTS OF SERIES B JUNIOR PARTICJPATING PREFERRED STOCK

of

ICONIX BRAND GROUP, INC.

Pursuant to Section 151 of the General Corporation Law of the State of Delaware

We, F. Peter Cuneo, Chairman of the Board of Directors, and Jason Schaefer, Secretary, of ICONIX BRAND GROUP, INC., a corporation organized and existing under the General Corporation Law of the State of Delaware (the “Corporation’’), in accordance with the provisions of Section 103 thereof, DO HEREBY CERTIFY:

That pursuant to the authority vested in the Board of Directors of the Corporation (the “Board of Directors’’) by the Certificate of Incorporation of the Corporation and all amendments thereto (as may be amended from time to time, the “Certificate of Incorporation”), the Board of Directors on January 27, 2016, duly adopted the following resolution creating a series of shares of Preferred Stock, par value $0.01 per share, of the Company designated as Series B Junior Participating Preferred Stock (the “Preferred Stock”):

RESOLVED, that pursuant to the authority granted to and vested in the Board of Directors of the Corporation in accordance with the provisions of the Certificate of Incorporation, a series of Preferred Stock of the Corporation be and it hereby is created, and that the designation and amount thereof and the voting powers, preferences and relative, participating, optional and other special rights of the shares of such series, and the qualifications, limitations or restrictions thereof are as follows:

Section 1. Designation and Amount. The shares of such series shall be designated as “Series B Junior Participating Preferred Stock” and the number of shares constituting such series shall be l00,000. Such number of shares may be increased or decreased by resolution of the Board of Directors; provided, that no decrease shall reduce the number of shares of Series B Junior Participating Preferred Stock to a number less than the number of shares then outstanding plus the number of shares reserved for issuance upon the exercise of outstanding options, rights or warrants or upon the exercise of any options, rights or warrants issuable upon conversion of any outstanding securities issued by the Corporation convertible into the Series B Junior Participating Preferred Stock.

Section 2. Dividends and Distributions.

(A) Subject to the prior and superior rights of the holders of any shares of any series of Preferred Stock ranking prior and superior to1:he shares of Series B Junior Participating Preferred Stock with respect to dividends, the holders of shares of Series B Junior Participating Preferred Stock, in preference to the holders of common stock, par value $0.001 per share, of the Corporation (the “Common Stock”), and of any other junior stock, shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, quarterly dividends payable in cash on the first day of March, June, September and December in each year (each such date being referred to herein as a “Quarterly Dividend Payment Date”), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Series B Junior Participating Preferred Stock, in an amount per share (rounded to the nearest cent) equal to the greater of (a) $1.00 or (b) subject to the provision for adjustment hereinafter set forth, one thousand (1,000) times the aggregate per share amount of all cash dividends, and one thousand (1,000) times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions, other than a dividend payable in shares of Common Stock or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the Common Stock since the

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immediately preceding Quarterly Dividend Payment Date, or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series B Junior Participating Preferred Stock.•In the event the Corporation shall at any time after January 27, 2016 (the “Rights Declaration Date”) (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the amount to which holders of shares of Series B Junior Participating Preferred Stock were entitled immediately prior to such event under clause (b) of the preceding sentence shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

(B) The Corporation shall declare a dividend or distribution on the Series B Junior Participating Preferred Stock as provided in paragraph (A) of this Section immediately after it declares a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock); provided that, in the event no dividend or distribution shall have been declared on the Common Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of $1.00 per share on the Series B Junior Participating Preferred Stock shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date (the actual payment, however, may be deferred if prohibited under any debt instruments).

(C) Dividends shall begin to accrue and be cumulative on outstanding shares of Series B Junior Participating Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares of Series B Junior Participating Preferred Stock, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series B Junior Participating Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Series B Junior Participating Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Series B Junior Participating Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be no more than thirty (30) days prior to the date fixed for the payment thereof.

Section 3. Voting Rights. The holders of shares of Series B Junior Participating Preferred Stock shall have the following voting rights:

(A) Subject to the provision for adjustment hereinafter set forth, each share of Series B Junior Participating Preferred Stock shall entitle the holder thereof to one thousand (1,000) votes on all matters submitted to a vote of the stockholders of the Corporation. In the event the Corporation shall at any time after the Rights Declaration Date (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the number of votes per share to which holders of shares of Series B Junior Participating Preferred Stock were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

(B) Except as otherwise provided herein, in the Certificate of Incorporation or by law, the holders of shares of Series B Junior Participating Preferred Stock and the holders of shares of Common Stock and any other capital stock of the Corporation having general voting rights shall vote together as one class on all matters submitted to a vote of stockholders of the Corporation.

(C) Except as set forth herein, holders of Series B Junior Participating Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for taking any corporate action.

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Section 4. Certain Restrictions.

(A) Whenever quarterly dividends or other dividends or distributions payable on the Series B Junior Participating Preferred Stock as provided in Section 2 are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series B Junior Participating Preferred Stock outstanding shall have been paid in full, the Corporation shall not:

(i) declare or pay dividends on, make any other distributions on, or redeem or purchase or otherwise acquire for consideration any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series B Junior Participating Preferred Stock;

(ii) declare or pay dividends on or make any other distributions on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series B Junior Participating Preferred Stock, except dividends paid ratably on the Series B Junior Participating Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

(iii) redeem or purchase or otherwise acquire for consideration shares of any stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series B Junior Participating Preferred Stock provided that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such parity stock in exchange for shares of any stock of the Corporation ranking junior (either as to dividends or upon dissolution, liquidation or winding up) to the Series B Junior Participating Preferred Stock; or

(iv) purchase or otherwise acquire for consideration any shares of Series B Junior Participating Preferred Stock, or any shares of stock ranking on a parity with the Series B Junior Participating Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

(B) The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under paragraph (A) of this Section 4, purchase or otherwise acquire such shares at such time and in such manner.

Section 5. Reacquired Shares. Any shares of Series B Junior Participating Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and cancelled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock to be created by resolution or resolutions of the Board of Directors, subject to the conditions and restrictions on issuance set forth herein, in the Certificate of Incorporation or as otherwise required by law.

Section 6. Liquidation, Dissolution or Winding Up. (A) Upon any liquidation (voluntary or otherwise), dissolution or winding up of the Corporation, no distribution shall be made to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series B Junior Participating Preferred Stock unless, prior thereto, the holders of shares of Series B Junior Participating Preferred Stock shall have received an amount equal to one thousand dollars ($1,000.00) per share of Series B Junior Participating Preferred Stock, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment (the “‘Series B Liquidation Preference”). Following the payment of the full amount of the Series B Liquidation Preference, no additional distributions shall be made to the holders of shares of Series B Junior Participating Preferred Stock unless, prior thereto, the holders of shares of Common Stock shall have received an amount per share (the “Common Adjustment’’) equal to the quotient obtained by dividing (i) the Series B Liquidation Preference by (ii) one thousand (1,000)(as appropriately adjusted as set forth in subparagraph (C) below to reflect such events as stock splits, stock dividends and recapitalizations with respect to the Common Stock) (such number in clause (ii), the “Adjustment Number”). Following the payment of the full amount of the Series B Liquidation Preference and the Common Adjustment in respect of all outstanding shares of Series B Junior Participating Preferred Stock and Common Stock, respectively, holders of Series B Junior Participating Preferred Stock and holders of shares of Common Stock shall receive their ratable and proportionate share of the remaining assets to be distributed in the ratio of the Adjustment Number to one (l) with respect to such Preferred Stock and

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Common Stock, on a per share basis, respectively.

(B) In the event, however, that there are not sufficient assets available to permit payment in full of the Series B Liquidation Preference and the liquidation preferences of all other series of preferred stock, if any, which rank on a parity with the Series B Junior Participating Preferred Stock, then such remaining assets shall be distributed ratably to the holders of such parity shares in proportion to their respective liquidation preferences. In the event, however, that there are not sufficient assets available to permit payment in full of the Common Adjustment, then such remaining assets shall be distributed ratably to the holders of Common Stock.

(C) In the event the Corporation shall at any time after the Rights Declaration Date (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the Adjustment Number in effect immediately prior to such event shall be adjusted by multiplying such Adjustment Number by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

Section 7. Consolidation, Merger, etc. In case the Corporation shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case the shares of Series B Junior Participating Preferred Stock shall at the same time be similarly exchanged or changed in an amount per share (subject to the provision for adjustment hereinafter set forth) equal to one thousand (1,000) times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged.  In the event the Corporation shall at any time after the Rights Declaration Date (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Series B Junior Participating Preferred Stock shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

Section 8. No Redemption. The shares of Series B Junior Participating Preferred Stock shall not be redeemable.

Section 9. Ranking. Except as set forth in the  following sentence or in the terms of any series of Preferred Stock hereinafter designated, the Series B Junior Participating Preferred Stock shall rank junior to all other series of the Corporation’s Preferred Stock as to the payment of dividends and the distribution of assets, unless the terms of any such series shall provide otherwise. The Series A Junior Participating Preferred Stock, to the extent any such shares are outstanding, shall rank junior to the Series B Junior Participating Preferred Stock.

Section 10. Amendment. At any time when any shares of Series B Junior Participating Preferred Stock are outstanding, neither the Certificate of Incorporation nor this Certificate of Designation, Preferences and Rights shall be amended in any manner which would materially alter or change the powers, preferences or special rights of the Series B Junior Participating Preferred Stock so as to affect them adversely without the affirmative vote of the holders of a majority or more of the outstanding shares of Series B Junior Participating Preferred Stock, voting separately as a class.

Section 11. Fractional Shares. Series B Junior Participating Preferred Stock may be issued in fractions of a share which shall entitle the holder, in proportion to such holder’s fractional shares, to exercise voting rights, receive dividends, participate in distributions and to have the benefit of all other rights of holders of Series B Junior Participating Preferred Stock.

[Signature Page Follows]

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IN WITNESS WHEREOF, we have executed and subscribed this Certificate of Designation, Preferences and Rights and do affirm the foregoing as true under the penalties of perjury this 29th day of January, 2016.

/s/ F. Peter Cuneo
Chairman of the Board of Directors
Peter Cuneo

Attest:

/s/ Jason Schaefer
Secretary
Jason Schaefer

[Signature Page to the Certificate of Designation, Preferences and Rights]

State of Delaware Secretary of State Division of Corporations Delivered 01:19 PM 05/02/2018 FILED 01:19 PM 05/02/2018 SR 20183268497 - File Number 864972

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

OF

ICONIX BRAND GROUP, INC.

Adopted in accordance with the provisions of Section 242

of the General Corporation Law of the State of Delaware

THE UNDERSIGNED, being a duly authorized officer of Iconix Brand Group, Inc., a corporation existing under the laws of the State of Delaware (the “Corporation”), does hereby certify as follows:

FIRST: That the Certificate of Incorporation of the Corporation has been amended by striking out of the first sentence of Article FOURTH as it now exists and inserting in lieu and instead thereof a new first sentence of Article FOURTH, reading as follows:

“The total number of shares of stock which the Corporation shall have authority to issue is two hundred sixty-five million (265,000,000) shares, of which two hundred sixty million (260,000,000) shares shall be common stock, of the par value of $.001 per share, and five million (5,000,000) shares shall be preferred stock, of the par value of $.01 per share.”

SECOND: That such amendment has been duly adopted in accordance with the provisions of the General Corporation Law of the State of Delaware by the affirmative vote of the holders of a majority of the stock entitled to vote at a meeting of stockholders.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned has executed this Certificate this 2nd day of May, 2018.

/s/ Jason Schaefer
Name:	Jason Schaefer
Title:	Executive Vice• President, General Counsel and Corporate Secretary